SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 9, 2010

NANOVIRICIDES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-1379006	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Wood Street, Suite 205 West Haven, Connecticut		06516
(Address of Principal Executive Offices)		(Zip Code)

(203) 937-6137
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

1.           On March 3, 2010, the Registrant entered into employment agreements with its two executive officers, Dr. Eugene Seymour and Dr. Anil Diwan.  Pursuant to the employment agreements, Dr. Seymour shall continue to serve as Chief Executive and Financial Officer and Dr. Diwan shall serve as Chairman of the Board of Directors and President.  Each employment agreement provides for a term of four years with a minimum annual base salary of $250,000.  In addition, Dr. Seymour and Dr. Diwan are eligible for an increase in base salary to $275,000 if the Registrant consummates a financing with gross proceeds of at least $5,000,000.  Also, the base salary shall increase to $300,000 for Dr. Seymour and $300,000 for Dr. Diwan if the Registrant becomes listed on a national stock exchange. As additional compensation under the employment agreements, the Registrant issued 250,000 shares of the Registrant’s Series A Convertible Preferred Stock and shall issue an additional 250,000 shares of Series A Convertible Preferred Stock on each anniversary of the respective employment agreements.  There is currently no market for the shares of Series A Preferred Stock and they can only be converted into shares of common stock upon a change of control of the Registrant.  Pursuant to Dr. Diwan’s employment agreement, the Registrant shall provide for life insurance coverage in the amount of $2,000,000, in which the Registrant is a beneficiary of the amount equal to $1,000,000.  The employment agreements also provide for customary provisions for vacations, and benefits .The agreements do not provide for bonuses other than such bonuses as may be determined from time to time by the Board of Directors.

2.           On March 3, 2010, the Registrant entered into an employment agreement with Dr. Jayant Tatake to serve as Vice President of Research and Development.  The employment agreement provides for term of four years  with a base salary of $150,000.  In addition, the Registrant issued 93,750,000 shares of Series A Convertible Preferred Stock and 125,000 shares of common stock, on each anniversary date of the agreement.

3.           On March 3, 2010, the Registrant entered into an employment agreement with Dr. Randall Barton to serve as Chief Scientific Officer.  The employment agreement provides for term of four years with a base salary of $150,000.  In addition, the Registrant issued 125,000 shares of common stock, on each anniversary date of the agreement.

The foregoing descriptions of the above referenced employment agreements do not purport to be complete. For an understanding of their terms and provisions, reference should be made to the Employment Agreements attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the Investor had access to information concerning the Registrant’s operations and financial condition, the Investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investor are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the Investor; the Registrant obtained representations from the Investor regarding their investment intent, experience and sophistication; and the Investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect.  The securities may not be resold or offered in the United States without registration or an exemption from registration.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit #	Description
10.1	Form of Employment Agreement with Eugene Seymour.
10.2	Form of Employment Agreement with Anil Diwan.
10.3	Form of Employment Agreement with Jayant Tatake.
10.4	Form of Employment Agreement with Randall Barton.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NANOVIRICIDES, INC.

Date: March 9, 2010	By:	/s/ Dr. Eugene Seymour
Dr. Eugene Seymour, MD, MPH
Chief Executive Officer

Exhibit Index

Exhibit #	Description
10.1	Form of Employment Agreement with Eugene Seymour.
10.2	Form of Employment Agreement with Anil Diwan.
10.3	Form of Employment Agreement with Jayant Tatake.
10.4	Form of Employment Agreement with Randall Barton.